UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

Cartesian, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34006	48-1129619
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 345-9315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (“Amendment”) is being filed to amend and supplement the Current Report on Form 8-K filed by Cartesian, Inc. (the “Company”) with the Securities and Exchange Commission on July 23, 2015 (the “Initial Form 8-K”), in order to include financial statements and pro forma financial information permitted to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K. As previously reported in the Initial Form 8-K, the Company acquired all of the outstanding capital stock of Farncombe France SARL, an entity formed under the laws of France, and Farncombe Technology Limited, a company incorporated and registered in England and Wales (which includes its wholly-owned subsidiary, Farncombe Engineering Services Limited, a company incorporated and registered in England and Wales) (collectively, the “Farncombe Entities”). Farncombe Engineering Services Limited became a wholly-owned subsidiary of Farncombe Technology Limited immediately prior to the Closing of the acquisition of Farncombe Technology Limited by Cartesian. This Amendment provides the audited historical financial statements of the Farncombe Entities pursuant to Item 9.01(a) of Form 8-K and the unaudited pro forma financial information required by Item 9.01(b) of Form 8-K. Except for the filing of such financial statements, pro forma financial information and the accompanying consents of independent accountants, this Amendment does not modify or update the Initial Form 8-K.

The aggregate amount of purchase consideration paid at the Closing of the acquisition of the Farncombe Entities consisted of cash in the amount of £654,093 pounds sterling (approximately US$1.0 million based on an exchange rate of £1.556= US$1.00 as of July 21, 2015) and 588,567 shares of Company Common Stock. Additional consideration is payable upon determination of the net working capital of the Farncombe Entities and is expected to equal at least £654,093 pounds sterling (approximately US$1.0 million based on an exchange rate of £1.556= US$1.00 as of July 21, 2015), and will be adjusted as provided in the Purchase Agreement based upon the relative amounts of the net working capital of the Farncombe Entities as of May 31, 2015 and as of Closing and as compared to the target amount of net working capital specified in the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited financial statements of Farncombe France SARL, an entity formed under the laws of France, Farncombe Technology Limited, a company incorporated and registered in England and Wales and Farncombe Engineering Services Limited, a company incorporated and registered in England and Wales for the year ended December 31, 2014 are attached hereto as Exhibit 99.2, 99.3 and 99.4, respectively and incorporated in their entirety herein by reference.

The financial statements of Farncombe Technology Limited and Farncombe Engineering Services Limited were prepared in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”) and the financial statements of Farncombe France SARL were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, both of which differ in certain respects from U.S. GAAP. The differences in accounting treatment between UK GAAP and IFRS, on the one hand, and U.S. GAAP, on the other hand, applicable to the Farncombe Entities are described in the notes to the unaudited pro forma combined condensed financial statements attached hereto as Exhibit 99.5.

(b)	Pro forma financial information.

The required pro forma combined condensed balance sheet as of July 4, 2015 and unaudited pro forma combined condensed statements of income for the fiscal year ended January 3, 2015 and the twenty-six weeks ended July 4, 2015 are attached hereto as Exhibit 99.5 and are incorporated in its entirety herein by reference.

(d)	Exhibits

The following exhibits are filed as part of this Amendment.

Exhibit Number	Description

23.1	Consent of SVP Associates, Limited, Independent Public Accounting Firm, United Kingdom

23.2	Consent of Cabinet NAC, Independent Public Accounting Firm, France

99.2	Audited financial statements of Farncombe France SARL as of and for the year ended December 31, 2014 and Report of Independent Auditors therein.

99.3	Audited financial statements of Farncombe Technology Limited as of and for the year ended December 31, 2014 and Report of Independent Auditors therein.

99.4	Audited financial statements of Farncombe Engineering Services Limited as of and for the year ended December 31, 2014 and Report of Independent Auditors therein.

99.5	Unaudited pro forma combined condensed balance sheet as of July 4, 2015 and unaudited pro forma combined condensed statements of income for the fiscal year ended January 3, 2015 and the twenty-six weeks ended July 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

By:	/s/ Thurston K. Cromwell
Thurston K. Cromwell General Counsel and Secretary

Date: October 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Consent of SVP Associates, Limited, Independent Public Accounting Firm, United Kingdom

23.2	Consent of Cabinet NAC, Independent Public Accounting Firm, France

99.2	Audited financial statements of Farncombe France SARL as of and for the year ended December 31, 2014 and Report of Independent Auditors therein.

99.3	Audited financial statements of Farncombe Technology Limited as of and for the year ended December 31, 2014 and Report of Independent Auditors therein.

99.4	Audited financial statements of Farncombe Engineering Services Limited as of and for the year ended December 31, 2014 and Report of Independent Auditors therein.

99.5	Unaudited pro forma combined condensed balance sheet as of July 4, 2015 and unaudited pro forma combined condensed statements of income for the fiscal year ended January 3, 2015 and the twenty-six weeks ended July 4, 2015.